UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2007

Patriot Scientific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22182	84-1070278
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, the board of directors of Patriot Scientific Corporation (the “Company”) appointed Nick Tredennick, PhD, to the Company’s board of directors.  On August 21, 2007, the  Company issued a press release announcing the same, which is attached hereto as Exhibit 99.1.  Mr. Tredennick earned his doctorate at the University of Texas, Austin and his master’s and bachelor’s degrees at Texas Tech.  He is currently the editor of Gilder Technology Report and the author of a textbook on microprocessor design as well as several magazine articles covering computer technology, business trends, micro-electrical-mechanical systems, and reconfigurable computing.   Mr. Tredennick is expected to serve on the Technology Committee of the Company’s board of directors.

The Company expressly disclaims any obligation to update this press release and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this press release does not signify that the information is considered material.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation
(Registrant)

Date: August 21, 2007	By:	/s/ James Turley
James Turley
Chief Executive Officer

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